                                                               Exhibit 3.19(iii)

                               State of Delaware

                       Office of the Secretary of State

                       --------------------------------


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF "FABRENE CORP.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MAY, A.D. 1996, AT 9 O'CLOCK A.M.





                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             Authentication:  8530371
                                                       Date:  06-25-97
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                   CERTIFICATE OF RESTORATION AND REVIVAL OF
                          CERTIFICATE OF INCORPORATION
                                OF FABRENE CORP.


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Fabrene Corp.

     2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of Delaware is July 28, 1989.

     3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

     4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1996 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

     5. The Certificate of Incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporate in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 29, 1996.

     6. The Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware, and that Jerry Zucker, the last and present Chairman, President and CEO of Fabrene Corp. has hereunto set his hand to this certificate this 13th day of May, 1996.

                                           /s/ Jerry Zucker
                                           -----------------------------------
                                           Jerry Zucker
                                           Chairman, President & CEO